Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement pertaining to the Innovative Designs, Inc. 2003 Stock Grant Plan of our report dated January 27, 2009 related to the financial statements appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed with the Securities and Exchange Commission.

/s/ Louis Plung & Company, LLP

LOUIS PLUNG & COMPANY, LLP
Certified Public Accountants

Pittsburgh, Pennsylvania
July 21, 2009